                                                                     EXHIBIT 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and TERESA A. FEHRMAN jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share, pursuant to the Stock Exchange Agreement dated as of June 15, 1994, by and among the Corporation, First Tennessee Bank National Association, Emerald Mortgage Company ("Emerald"), and the shareholders of Emerald and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                 Title                              Date
         ---------                                 -----                              ----
Ralph Horn                                 Chief Executive Officer                   August 22, 1994
- ---------------------------                 (principal executive officer)
Ralph Horn                                  and a Director

Susan Schmidt Bies                         Executive Vice President                  August 22, 1994
- ---------------------------                 and Chief Financial Officer
Susan Schmidt Bies                          (principal financial officer)

James F. Keen                              Senior Vice President and                 August 22, 1994
- ---------------------------                 Controller (principal
James F. Keen                               accounting officer)

Jack A. Belz                               Director                                  August 22, 1994
- ---------------------------
Jack A. Belz

Robert C. Blattberg                        Director                                  August 22, 1994
- ---------------------------
Robert C. Blattberg

J. R. Hyde, III                            Director                                  August 22, 1994
- ---------------------------
J. R. Hyde, III

Joseph Orgill, III                         Director                                  August 22, 1994
- ---------------------------
Joseph Orgill, III

Richard E. Ray                             Director                                  August 22, 1994
- ---------------------------
Richard E. Ray

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
Vicki G. Roman                             Director                                  August 22, 1994
- ---------------------------
Vicki G. Roman

Michael D. Rose                            Director                                  August 22, 1994
- ---------------------------
Michael D. Rose

William B. Sansom                          Director                                  August 22, 1994
- ---------------------------
William B. Sansom

Gordon P. Street, Jr.                      Director                                  August 22, 1994
- ---------------------------
Gordon P. Street, Jr.

Ronald Terry                               Director                                  August 22, 1994
- ---------------------------
Ronald Terry





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